UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-
16 OF THE SECURITIES EXCHANGE ACT OF 1934

For the month of June 2010

Commission File Number 0-52083
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Perpetual Energy Inc.
(Translation of registrant's name into English)

Suite 3200, 605 – 5th Avenue S.W.
Calgary, Alberta
Canada  T2P 3H5
(Address of principal executive offices)
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Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.)

             Form 20-F ☐                                                      Form 40-F ☑

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1)  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7)  ☐

DOCUMENTS FILED AS PART OF THIS FORM 6-K

On June 30, 2010, Paramount Energy Trust (“Paramount”) completed a court-approved statutory plan of arrangement (the “Arrangement”) pursuant to which unitholders of Paramount exchanged their trust units in Paramount for common shares of Perpetual Energy Inc. (“Perpetual”), which immediately prior to the consummation of the Arrangement was a newly-formed wholly-owned subsidiary of Paramount.  Perpetual has the same assets, liabilities, directors, management and employees that Paramount had prior to completion of the Arrangement.  The Arrangement was effected pursuant to Section 193 of the Business Corporations Act (Alberta).  Pursuant to the Arrangement, among other things, each issued and outstanding trust unit of Paramount was exchanged for one newly issued common share of Perpetual.

As part of the Arrangement, Perpetual adopted (i) a share option plan on terms substantially similar to the terms of the trust unit option plan in place with regard to trust units of Paramount immediately prior to the closing of the Arrangement and (ii) a bonus rights plan on terms substantially similar to the terms of the bonus rights plan in place with regard to trust units of Paramount immediately prior to the closing of the Arrangement.

Also as part of the Arrangement, Perpetual assumed all obligations of Paramount under the indentures and supplemental indentures, as applicable, governing the terms and conditions of Paramount’s various convertible unsecured subordinated debentures outstanding on the effective date of the Arrangement.  Such debentures are now valid and binding obligations of Perpetual, and holders of debentures who wish to convert their debentures will be entitled to receive common shares of Perpetual on the same conversion basis as trust units of Paramount were previously issuable upon conversion thereof, subject to adjustment in certain events

Furthermore, as part of the Arrangement, Perpetual assumed Paramount’s Premium DistributionTM and Distribution Reinvestment Plan (the “DRIP”) and all associated agreements, and Pepetual intends to amend and restate the DRIP and associated agreements so that, among other things, existing participants in the DRIP will be deemed to be participants in the amended and restated DRIP without any further action on their part and holders of Perpetual common shares may participate in the amended and restated DRIP with respect to any cash dividends declared and paid by Perpetual on its common shares.

The trust units of Paramount were registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Arrangement, the Perpetual common shares were deemed registered under Section 12(g) of the Exchange Act, with Perpetual deemed to be a successor issuer to Paramount pursuant to Rule 12g-3(a) under the Exchange Act.  The Perpetual common shares are listed on the Toronto Stock Exchange (“TSX”) and trade on the TSX under the ticker symbol “PMT”.  This Form 6-K is being submitted by Perpetual to the Securities and Exchange Commission as notice that Perpetual is the successor issuer to Paramount under Rule 12g-3 under the Exchange Act, as required by Rule 12g-3(f).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on June 30, 2010.

PERPETUAL ENERGY INC.

By:  /s/ Cameron R. Sebastian
  Name: Cameron R. Sebastian
      Title:  Vice President, Finance and CFO